Exhibit 10.23

AMENDMENT NO. 1

TO

SAR AGREEMENT FOR EMPLOYEE DIRECTORS

UNDER

TEXAS INDUSTRIES, INC. 2003 SHARE APPRECIATION RIGHTS AGREEMENT

This Amendment dated April 24, 2006 amends the SAR Agreement For Employee Directors Under Texas Industries, Inc. 2003 Share Appreciation Rights Plan to which the Grantee set forth below is a party. Such SAR Agreement is referred to as the “SAR Agreement”.

ARTICLE I

Definitions

Each capitalized term that is used but not defined in this Amendment shall have the meaning prescribed in the Plan or the SAR Agreement.

ARTICLE II

Amendment

A new Article VII is added to the SAR Agreement as follows:

(a)	If a Change of Control (as defined below) occurs, this SAR shall become immediately fully exercisable, notwithstanding the specific terms of this Agreement.

(b)	“Change of Control” shall mean the occurrence of any of the following after the Effective Date:

(i)	Any person becomes the beneficial owner of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities that have the right to vote for the election of directors generally. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, and used in Sections 13(d)(3) and 14(d)(2) thereof, including a “group” as defined in Section 13(d) thereof, other than (1) any employee plan established by the Company, (2) the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) an entity owned, directly or indirectly, by security holders (including, without limitation, warrant or option holders) of the Company in substantially the same proportions as their ownership of the Company. “Beneficial owner” shall have the meaning ascribed to such term in Rule 13d-3 under such act.

(ii)	Continuing Directors cease for any reason to constitute a majority of the directors of the Company then serving. “Continuing Directors” means directors of the Company who were:

(x)	directors on the Effective Date of this Option, or

(y)	elected or nominated for election with the approval of a majority of the directors who, at the time of such election or nomination, were Continuing Directors.

(iii)	A merger, consolidation or other business combination (including an exchange of securities with the security holders of an entity that is a constituent in such transaction) of the Company with any other entity, unless the voting securities of the Company outstanding immediately prior to such merger, consolidation or business combination continue to represent at least a majority of the combined voting power of the securities having the right to vote for the election of directors generally of the Company or the surviving entity or any parent thereof outstanding immediately after such merger, consolidation or business combination (either by remaining outstanding or by being converted into or exchanged for voting securities of the surviving entity or parent thereof).

(iv)	The Company (taken as a whole with its subsidiaries) sells, leases or otherwise disposes of all or substantially all of its assets (in one transaction or a series of related transactions, including by means of a sale, lease or disposition of the assets or equity interests in one or more of its direct or indirect subsidiaries), other than such a sale, lease or other disposition to an entity of which at least a majority of the combined voting power of the outstanding securities are owned directly or indirectly by stockholders of the Company.

(v)	The occurrence of any other event or circumstance that results in the Company filing or being required to file a report or proxy statement with the Securities and Exchange Commission disclosing that a change of control of the Company has occurred.

ARTICLE III

Other Terms

All of the terms of the SAR Agreement, as expressly amended by this Amendment, remain in full force and effect.

IN WITNESS WHEREOF, TEXAS INDUSTRIES, INC. has caused this Amendment to be executed as of the date set forth above, and Grantee has accepted the terms and provisions thereof.

TEXAS INDUSTRIES, INC.

By:	/s/ Gordon E. Forward
Gordon E. Forward
Chairman, Compensation
Committee of the Board of Directors

ACCEPTED:

By:	/s/ Mel G. Brekhus
Mel G. Brekhus, Grantee

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